Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2016 Results

Sugar Land, Texas, Nov. 3, 2016 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, and fiber-to-the-home markets, today announced financial results for its third quarter ended Sept. 30, 2016.

“We delivered a strong third quarter with record revenue and achieved top and bottom-line results well above our guidance. Our results were driven by accelerated demand for our market-leading datacenter products, where we generated our sixth consecutive quarter of record revenue, and strong execution by the AOI team,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder, president and CEO. “With our expansion facility fully operational in Sugar Land we were able to scale to demand and I am very proud of our team’s ability to execute in this increasing-demand environment. We remain focused on building on our momentum to drive growth and achieve our long-term financial objectives.”

Third Quarter 2016 Financial Summary

•	Total revenue was $70.1 million, up 23% compared with $57.1 million in the third quarter 2015 and up 27% compared with $55.3 million in the second quarter of 2016.

•	GAAP gross margin was 33.0% compared with 31.6% in the third quarter 2015 and 31.3% in the second quarter of 2016. Non-GAAP gross margin was 33.1% compared with 31.7% in the third quarter 2015 and 31.4% in the second quarter of 2016.

•	GAAP net income was $17.7 million, or $0.97 per diluted share, compared with net income of $2.7 million, or $0.16 per diluted share in the third quarter 2015, and net income of $0.6 million, or $0.03 per diluted share in the second quarter of 2016.

•	Non-GAAP net income was $7.0 million, or $0.38 per diluted share, compared with non-GAAP net income of $6.7 million, or $0.40 per diluted share in the third quarter 2015, and non-GAAP net income of $2.8 million, or $0.16 per diluted share in the second quarter of 2016.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2016 Business Outlook (+)

For the fourth quarter of 2016, the company currently expects:

•	Revenue in the range of $75 million to $79 million.
•	Non-GAAP gross margin in the range of 34% to 35.5%.
•	Non-GAAP net income in the range of $8.5 million to $9.5 million, and non-GAAP fully diluted earnings per share in the range of $0.46 to $0.51 using approximately 18.5 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

Applied Optoelectronics will host a conference call today, Nov. 3, 2016 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its third quarter results and outlook for its fourth quarter of 2016. Open to the public, investors may access the call by dialing (412) 317-6789. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10094453.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, CATV, FTTH or Telecom markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit"  or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) from operations. Included in our non-recurring expenses for the periods from 1Q16 to 3Q16 are certain consulting fees, items related to the relocation of our plant in Texas, realized loss on the maturity of certain foreign currency investments, and a tax benefit arising from the removal of our valuation allowance. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

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•	We believe that elimination of items such as stock-based compensation expense, non-recurring expenses, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and

•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules, and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, fiber-to-the-home, and Telecom markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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SOURCE: Applied Optoelectronics, Inc.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$60,239	$40,679
Accounts Receivable, Net	44,242	38,775
Inventories	54,919	66,238
Other Receivables	2,259	4,121
Prepaid Expenses and Other Current Assets	2,502	4,115
Total Current Assets	164,161	153,928

Cash restricted for Construction in Progress	847	–
Property, Plant And Equipment, Net	140,516	109,699
Land Use Rights, Net	814	854
Intangible Assets, net	4,004	3,900
Deferred Income Tax Assets	11,856	–
Other Assets	4,593	5,094
TOTAL ASSETS	$326,791	$273,475

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$32,413	$28,668
Accrued Expenses	11,316	11,506
Banker's Acceptance Payable	3,231	2,998
Bank Loan-Short Term	17,346	27,316
Current Portion of Long Term Debt	7,746	3,592
Total Current Liabilities	72,052	74,080

Notes Payable and Long Term Debt	67,201	33,997
TOTAL LIABILITIES	139,253	108,077

STOCKHOLDERS' EQUITY
Total Preferred Stock	–	–
Common Stock	17	17
Additional Paid-in Capital	236,646	233,336
Cumulative Translation Adjustment	2,113	292
Accumulated Deficit	(51,238)	(68,247)
TOTAL STOCKHOLDERS' EQUITY	187,538	165,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$326,791	$273,475

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue	2016	2015	2016	2015
CATV	$12,891	$14,233	$30,143	$42,675
Datacenter	52,949	38,591	133,209	84,517
FTTH	476	962	1,333	2,371
Other	3,821	3,299	11,128	7,388
Total Revenue	70,137	57,085	175,813	136,951

Total Cost of Goods Sold	46,976	39,032	121,097	92,116

Total Gross Profit	23,161	18,053	54,716	44,835

Operating Expenses:
Research & Development	8,362	5,386	24,572	14,892
Sales and Marketing	1,594	1,582	4,884	4,748
General and administrative	6,445	4,963	18,084	14,500
Total Operating Expenses	16,401	11,931	47,540	34,140

Operating Income	6,760	6,122	7,176	10,695

Other Income (Expense):
Interest Income	40	82	206	236
Interest Expense	(462)	(351)	(1,313)	(776)
Other Income	135	20	82	217
Foreign Exchange Loss	(69)	(2,767)	(614)	(1,717)
Total Other Expense:	(356)	(3,016)	(1,639)	(2,040)

Net Income before Income Taxes	6,404	3,106	5,537	8,655

Income Tax Benefit (Expense)	11,332	(406)	11,472	(541)

Net Income	17,736	2,700	17,009	8,114
Net income per share attributable to common stockholders
basic	$1.03	$0.17	$1.00	$0.53
diluted	$0.97	$0.16	$0.95	$0.50

Weighted-average shares used to compute net income per share attributable to common stockholders
basic	17,151	15,869	17,058	15,220
diluted	18,361	16,694	17,954	16,185

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP total gross profit	$23,161	$18,053	$54,716	$44,835
Share-based compensation expense	52	17	139	52
Non-recurring expense	0	45	0	45
Non-GAAP income from gross profit	23,213	18,115	54,855	44,932

GAAP research and development expense	8,362	5,386	24,572	14,892
Share-based compensation expense	165	55	437	166
Non-GAAP research and development expense	8,197	5,331	24,135	14,726

GAAP sales and marketing expense	1,594	1,582	4,884	4,748
Share-based compensation expense	97	58	265	162
Non-GAAP sales and marketing expense	1,497	1,524	4,619	4,586

GAAP general and administrative expense	6,445	4,963	18,084	14,500
Share-based compensation expense	732	387	1,988	1,188
Amortization expense	115	104	337	305
Non-recurring expense	134	137	722	572
Non-GAAP general and administrative expense	5,464	4,335	15,037	12,435

GAAP total operating expense	16,401	11,931	47,540	34,140
Share-based compensation expense	994	500	2,690	1,516
Amortization expense	115	104	337	305
Non-recurring expense	134	137	722	572
Non-GAAP total operating expense	15,158	11,190	43,791	31,747

GAAP operating income	6,760	6,122	7,176	10,695
Share-based compensation expense	1,046	517	2,829	1,568
Amortization expense	115	104	337	305
Non-recurring expense	134	182	722	617
Non-GAAP operating income	8,055	6,925	11,064	13,185

GAAP other expense	(356)	(3,016)	(1,639)	(2,040)
Loss from disposal of idle assets	4	0	44	0
Unrealized exchange loss (gain)	(3,318)	3,160	(3,686)	2,268
Non-recurring expense	3,095	0	3,737	153
Non-GAAP other income (expense)	(575)	144	(1,544)	381

GAAP net income	17,736	2,700	17,009	8,114
Amortization of intangible assets	115	104	337	305
Share-based compensation expense	1,046	517	2,829	1,568
Non-recurring charges	3,229	182	4,459	770
Loss from disposal of idle assets	4	0	44	0
Unrealized exchange loss (gain)	(3,318)	3,160	(3,686)	2,268
Non Recurring Tax benefit	(11,856)	0	(11,856)	0
Non-GAAP net income	6,956	6,663	9,136	13,025

GAAP net income	17,736	2,700	17,009	8,114
Amortization of intangible assets	115	104	337	305
Share-based compensation expense	1,046	517	2,829	1,568
Depreciation expense	3,569	2,317	9,588	6,428
Non-recurring charges	3,229	182	4,459	770
Loss from disposal of idle assets	4	0	44	0
Unrealized exchange loss (gain)	(3,318)	3,160	(3,686)	2,268
Interest expense, net	422	269	1,107	540
Taxes related to the above	(11,332)	406	(11,472)	541
Adjusted EBITDA	$11,471	$9,655	$20,215	$20,534

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